UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2016

VALERO ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	1-36232	90-1006559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
As a result of the payment on August 9, 2016 by Valero Energy Partners LP (the “Partnership”) of the Partnership’s distribution for the second quarter of 2016, the financial tests required for conversion of all of the Partnership’s outstanding subordinated units into common units have been satisfied.
As a result, all of the Partnership’s subordinated units, which are owned by Valero Terminaling and Distribution Company (a wholly owned subsidiary of Valero Energy Corporation), have converted on a one-for-one basis into common units effective August 10, 2016. The conversion of the subordinated units does not impact the amount of cash distributions paid by the Partnership or the total number of its outstanding units. The subordinated units were issued by the Partnership in connection with its initial public offering in December 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY PARTNERS LP

By: Valero Energy Partners GP LLC,
its general partner

by: /s/ J. Stephen Gilbert
J. Stephen Gilbert
Vice President and Secretary

Date: August 15, 2016